UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017 (December 6, 2017)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 6, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Helix Energy Solutions Group, Inc. (the “Company”) adopted a revised form of Performance Share Unit Award Agreement for performance share unit awards made to members of the Company’s management under the Company’s 2005 Long-Term Incentive Plan, as amended and restated on January 1, 2017. The form of agreement, like the prior version, provides that if the Total Shareholder Return (as defined in the award agreement) of a company in the peer group of companies (against which the Company’s Total Shareholder Return is compared to determine payout, if any, of the award upon vesting) ceases to be available because of a business combination, acquisition, merger or similar transformative event, that company shall be removed from the peer group. The new version of the Performance Share Unit Award Agreement provides that the Committee may select a substitute for the removed company at its discretion. The revised form of agreement also identifies the peer group companies for 2018 performance share unit awards. The form of award agreement will be utilized until the Committee determines otherwise. A copy of the Form of Performance Share Unit Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 6, 2017, the Committee approved an increase in compensation for Erik Staffeldt, the Company’s Senior Vice President and Chief Financial Officer. Beginning January of 2018, Mr. Staffeldt’s base salary will be $375,000 (a $25,000 increase from his current salary), and Mr. Staffeldt’s bonus target will be $375,000 (a $130,000 increase from his current bonus target).

Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2018 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Form of Performance Share Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 8, 2017

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Erik Staffeldt
Senior Vice President and Chief Financial Officer